MEDL Mobile Announces Key Performance Indicators and Vision for Growth
Company sees opportunity in rapidly expanding MEDL Alliance and ability to monetize via advertising

FOUNTAIN VALLEY, CA, August 22, 2012 (GLOBE NEWSWIRE) – MEDL Mobile, Inc. (OTCBB: MEDL), a pioneer in the creation, development, marketing and monetization of mobile apps, today announced Key Performance Indicators (“KPIs”) for its second quarter of fiscal 2012, ended June 30, 2012.

•	Total Installations of the MEDL API (MEDL Brain/Analytics/Advertising Platform) increased to 1,655,951 as of Q2 2012 from 312,404 as of Q2 2011 - an increase of more than 525%.

•	Monthly Active Users of apps in MEDL’s library increased to an average of 442,236 in Q2 2012 from an average of 59,224 in Q2 2011 - an increase of nearly 750%.

•	Daily Active Users of apps in MEDL’s library increased to an average of 33,812 in Q2 2012 from an average of 3,843 in Q2 2011- an increase of more than 875%.

•	Total User Sessions of apps in MEDL’s library increased to 6,762,225 for Q1 and Q2 2012 from 1,210,895 for Q1 and Q2 2011 - an increase of more than 550%.

“We believe the KPIs point to the real opportunity in terms of where this company is going,” said Andrew Maltin, MEDL Mobile’s CEO. “As our user base reaches critical mass, we believe we now have the ability to monetize through new sources. We expect the foundation for our revenues to continue to come from custom development, but we are excited to see new revenues from the MEDL Alliance.”

The Company expects that the MEDL Alliance may provide the largest opportunity for revenue and growth by leveraging the strength of the Company’s growing mobile ecosystem to capitalize on the increased spend of advertising dollars and ongoing app-related revenues.

The MEDL Alliance strategy is threefold:

1.
Acquire applications from developers and publishers. This strategy increases MEDL’s ability to reach new users and gather analytics. It also provides MEDL with content that can be recommended to, and monetized in, the Company’s network. Since the beginning of the second quarter of 2012, MEDL has acquired 48 new applications.

2.
Assemble a network of app developers and publishers to capitalize on their impressions. Due to the addition of key staff and a focus on advertising revenue, MEDL has organized more than 50 publishers together into this network, creating tens of millions of total users and hundreds of millions of impressions.

3.
Create higher-margin advertising revenue and drive increased downloads of MEDL apps using the MEDL “Mobile Brain.” MEDL’s patent-pending technology continues to improve and allow the Company to better target users based on analytics and actual usage patterns, realizing higher advertising CPMs and increased ability to drive targeted installations of apps.

“We believe we have a unique offering for developers and publishers,” added Andrew Maltin. “And we believe we have the leverage to cut better deals with larger advertisers, offering potentially higher revenues than they can get on their own. MEDL has developed a single technology solution which will manage, distribute and account for advertising across the Company’s developer and publisher network.”

Additionally, the Company continues to grow the size and revenue potential of the MEDL Library by investing in mobile technologies and properties. For instance, the Company recently completed production on “Journey to Real Madrid,” a first person flick-kick game that allows the user to progress through the careers of soccer superstars Ronaldo, Zidane and Ozil.

MEDL recently launched an app in partnership with Media Rights Capital for the theatrical release of the Universal Pictures film “Ted.” MEDL’s app, “My Wild Night with Ted,” reached the top of the Apple App Store in both the U.S. and the UK - and has already surpassed the coveted “million-download” mark.

The Company also began development of “Hang With,” a mobile platform that allows celebrities and highly followed individuals to monetize their social networks. Talks are underway with several celebrities and potential Tier 1 brand sponsors for a public release of the platform in Q4 2012.

Most recently, the Company began development of “CappegoriesTM” - a mobile platform which allows users to create “Categories of Apps” that can be populated and shared via popular social networks.

Additionally, the Company continues to generate revenues through its Custom Development operations. In Q2 2012, the Custom Development division was awarded multiple new projects from existing client Medtronic and new projects from clients such as Mnet America.

In addition to a pipeline of future business from clients in the financial, sports, home entertainment, and food industries, the Custom Development division recently signed agreements to collaboratively pitch business with Bumpercar LA, a Hispanic advertising agency, and with Airwave, the mobile strategy division of OMD.

“We are only just at the beginning of the mobile revolution,” added Mr. Maltin. “We believe MEDL is well positioned for significant future growth.”

About MEDL Mobile
The Company develops, acquires and publishes a growing library of mobile applications which perform specific functions for the user on the Apple and Android platforms. The Company licenses its technology and performs custom development for key clients such as Monster.com, New York Times Company, Teleflora, Telefonica and Medtronic, allowing the Company to grow the overall library of technology greatly extending the potential reach of the MEDL Brain. The Company enters into partnerships to mobilize and monetize IP with such notable names as Encyclopedia Britannica, MTV’s Pauly D, Cheech & Chong, Rampage Jackson and Marlee Matlin. The Company is establishing a business model in which it expects to generate multiple revenue streams, including development fees, download and in-app purchases, advertising, sponsorship and licensing of technology. User analytics are collected by the Company’s growing Mobile Brain which processes user data in order to create better distribution and monetization of mobile applications. The Company’s Software Development Kit (SDK) consists of a growing suite of tools which have been designed to help developers to better market and monetize their mobile applications. For more information about MEDL Mobile, please visit www.medlmobile.com.

Investor Relations Contact:
RedChip Companies, Inc.
Jon Cunningham
800-733-2447, Ext. 107
407-644-4256, Ext. 107
info@redchip.com
http://www.redchip.com

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s  industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

This press release does not constitute an offer to sell, or the  solicitation of an offer to buy, any securities.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.